TrueBlue Acquires TMP Holdings LTD

Acquisition Strengthens PeopleScout’s European Presence and Enhances Its RPO Offering

Tacoma - June 13, 2018 - TrueBlue (NYSE:TBI), a global provider of specialized workforce solutions, has, through its PeopleScout business, acquired TMP Holdings LTD (“TMP”). TMP is a leading provider of Recruitment Process Outsourcing (RPO), resourcing and recruitment marketing services in the United Kingdom.

“This acquisition underscores PeopleScout’s growing importance to TrueBlue. It expands our highest margin business in a market that is growing in the mid-teens and where our own growth has recently exceeded 20 percent,” stated CEO Steve Cooper. “TMP establishes a position for us in the UK, which is the second largest RPO market in the world and one of the most common markets included in multi-continent RPO deals. Obtaining a physical presence and referenceable clients in the UK enhances our ability to compete on multi-continent engagements.”

A presentation providing additional details on the transaction has been posted on the TrueBlue website at www.trueblue.com under the investor relations section. Management will provide additional details about the transaction on its conference call discussing second quarter earnings results.

About TMP Holdings LTD
TMP Holdings LTD* is a leading independent RPO, resourcing and recruitment marketing company providing talent solutions to organizations in the commercial and government sectors in the UK under its TMP Worldwide and Yocto brands. An award-winning business, TMP is recognized as a specialist in employer branding and for bringing creativity and innovation to its talent solutions. Its Bristol delivery center handles tens of thousands of candidates annually for TMP’s RPO customers working alongside a specialist assessment unit to build effective selection tools and the London communications delivery center provides access to research, insight, media planning, technology and creative services. For more information, please visit www.tmpw.co.uk.

*TMP Holdings LTD is neither owned by, nor otherwise connected with, TMP Worldwide Advertising & Communications LLC.

About PeopleScout
PeopleScout, a TrueBlue company, is the world’s largest RPO provider managing talent solutions that span the global economy, with end-to-end MSP capabilities supporting total workforce needs. PeopleScout boasts 98 percent client retention managing the most complex programs in the industry. The company’s thousands of forward-looking talent professionals provide clients with the edge in the people business by consistently delivering now while anticipating what’s next. Affinix™, PeopleScout’s proprietary talent acquisition platform, empowers faster engagement with the best talent through an AI-driven, consumer-like candidate experience with one-point ATS and VMS integration and single sign-on. Leveraging the power of data gleaned from engaging millions of candidates and contingent associates every year, PeopleScout enhances talent intelligence for clients across more than 70 countries with headquarters in Chicago, Sydney and London and global delivery centers in Charlotte, Toronto, Montreal, Bristol, Krakow, Gurgaon and Bangalore. For more information, please visit www.peoplescout.com.

About TrueBlue
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity, while connecting approximately 740,000 people with work in 2017. TrueBlue's PeopleReady segment offers industrial staffing services, PeopleManagement offers contingent and productivity-based on-site industrial staffing services, and PeopleScout offers Recruitment Process Outsourcing (RPO) and Managed Service Provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

Forward-Looking Statements
This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to successfully complete and integrate acquisitions, (3) our ability to successfully operate internationally, (4) our ability to attract and retain customers, (5) our ability to maintain profit margins, (6) new laws and regulations that could have a material effect on our operations or financial results, (7) our ability to attract sufficient qualified candidates and employees to meet the needs of our customers, and (8) our ability to successfully execute on new business strategies and initiatives such as the leveraging of mobile technology. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

Contact:
Derrek Gafford, EVP & CFO
253-680-8214

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